UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 6, 2022

Ziff Davis, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-25965	47-1053457
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
114 5th Avenue, 15th Floor
New York, New York 10011
(Address of principal executive offices)

(212) 503-3500
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	ZD	Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Chief Accounting Officer and Resignation of Current Chief Accounting Officer

On September 12, 2022, Ziff Davis, Inc. (the “Company”) announced that Layth Taki has been appointed to serve as the Company’s new Chief Accounting Officer, effective as of September 27, 2022 (the “Effective Date”). Mr. Taki will replace the Company’s current Chief Accounting Officer, Steve Dunn, who will step down from that role on the Effective Date. As mutually agreed between Mr. Dunn and the Company, Mr. Dunn will remain an employee of the Company until November 22, 2022, at which time Mr. Dunn’s employment with the Company will cease.

Most recently, Mr. Taki, 47, was SVP and Chief Accounting Officer of Altice USA. There, he managed a team responsible for the accounting, financial reporting, and accounts payable of Altice USA, which generates $10 billion in revenue. In this role, Mr. Taki played a key role in various acquisitions, spin-offs, refinancings and complex transactions while managing the company’s external audit relationship and helping lead its SOX controls and compliance, among other key responsibilities. Since joining Cablevision Systems Corporation (now part of Altice USA) in 2004, Mr. Taki was previously SVP, Controller of Cable Operations and head of technical accounting. Prior to joining Cablevision, Mr. Taki was a member of the assurance practice of PricewaterhouseCoopers, LLP, with emphasis on technology, communications, and entertainment clients. Mr. Taki has a Masters of Accountancy and a Bachelor of Science from the University of Denver and completed Harvard Business School’s Cable Executive Management Program. He is a Certified Public Accountant in New York.

Mr. Taki is not a party to any arrangement or understanding regarding his selection to serve as the Company’s Chief Accounting Officer and, other than as set forth herein, has no arrangement or understanding with any person with respect to any future employment by the Company or its affiliates or with respect to any future transactions to which the Company or any of its affiliates will or may be a party. Mr. Taki has no family relationships with any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company. Mr. Taki is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Employment Agreement with Mr. Taki

Mr. Taki has entered into an employment agreement (the “CAO Employment Agreement”), the terms of which are described herein. The term of Mr. Taki’s employment shall commence on the Effective Date and will continue until the earlier of (i) the three (3) year anniversary of the Effective Date (such three (3) year period, the “Initial Term”) and (ii) the termination of Executive’s employment with the Company for any reason. Following the Initial Term, the period of Executive’s employment pursuant to the Employment Agreement will be extended automatically for one (1) year periods (each successive one (1) year period, a “Renewal Term”) unless either party notifies the other party of nonrenewal at least three hundred sixty-five (365) days prior to the end of the Initial Term or the then-current Renewal Term, as applicable (the Initial Term and the Renewal Term collectively referred to as the “Employment Period”). Commencing on the Effective Date, and as determined by the board of directors of Ziff Davis, Inc. (“the Board”), Mr. Taki will receive an annual base salary of $400,000. During the Employment Period, Mr. Taki will also be eligible to participate in the Company’s non-equity incentive compensation plan with an annual target bonus opportunity equal to $200,000, subject to the terms and conditions of such plan and will also be entitled to participate in the Company’s benefit plans and programs made available to the Company’s employees generally, as such plans and programs may be in effect from time to time. Under the CAO Employment Agreement, if Mr. Taki’s employment with the Company is terminated by the Company other than for “cause” (as defined in the CAO Employment Agreement), or by Mr. Taki for “good reason” (as defined in the CAO Employment Agreement) and such termination is within three (3) months prior to or within two (2) years following a “change in control” of the Company (as defined in the CAO Employment Agreement) (a “Qualifying CIC Termination”), then Mr. Taki shall be entitled to receive (i) a cash severance amount equal to two (2) times the sum of Mr. Taki’s then current base salary and target annual bonus, payable in a lump sum, (ii) a pro rata bonus payment based on actual performance for the year of termination, (iii) continued medical benefits for eighteen (18) months and (iv) equity vesting benefits, whereby Mr. Taki’s outstanding and unvested equity awards as of such termination shall be treated in accordance with the Company’s j2 Global, Inc. 2015 Stock Option Plan (or any successor plan) (the “Stock Plan”) and the applicable award agreements thereunder. If such termination is not a Qualifying CIC Termination, Mr. Taki shall be entitled to receive (i) a cash severance amount equal to one (1) times the sum of his then current base salary and target annual bonus, payable in equal installments over a period of twelve (12) months in accordance with the Company’s standard payroll procedures, (ii) a pro rata bonus payment based on actual performance for the year of termination and (iii) continued medical benefits for twelve (12) months. The foregoing severance benefits are subject to Mr. Taki’s execution and non-revocation of a general release of claims in favor of the Company.

The CAO Employment Agreement contains restrictive covenants by Mr. Taki, including a perpetual confidentiality covenant, an employee and customer non-solicitation covenant that applies during the Employment Period and for the one (1) year period following the termination of Mr. Taki’s employment for any reason and a non-competition covenant that applies during the

Employment Period and for a six (6) month period following the termination of Mr. Taki’s employment for any reason other than a termination of Executive’s employment by Executive without Good Reason.

Additionally, on the Effective Date, Mr. Taki will be awarded long term equity awards under the Stock Plan consisting of (1) time-based restricted shares worth approximately $750,000 at the time of grant, and (2) time-based restricted shares equal to the pro rata value of Mr. Taki’s current annual target equity amount of $700,000 for the period from the Effective Date through February 28, 2023 (the “Equity Award”). The Equity Award will vest in four equal installments on each of the first, second, third and fourth anniversary of the grant date and will be subject to the terms and conditions of the Stock Plan and an individual award agreement thereunder to be entered into by Mr. Taki and the Company. Further, subject to approval by the Board and commencing in 2023, it is expected that Mr. Taki will participate in the Company’s senior management equity award program, pursuant to which he shall be eligible to receive time-vesting and/or performance vesting equity awards with an annual target value equal to $700,000.

Severance and Release of Claims Agreement with Mr. Dunn

In connection with Mr. Dunn’s termination of employment, the Company and Mr. Dunn have entered into a separation and release of claims agreement (the “Dunn Separation Agreement”) pursuant to which, subject to Mr. Dunn’s execution and non-revocation of a general release of claims in favor of the Company and transitional support through November 22, 2022, the Company will make a severance payment to Mr. Dunn in an amount equal to approximately one (1) times his annual base salary, to be paid in a lump sum following the effectiveness of the release following the termination of his employment, the employer portion of COBRA payments for twelve (12) months following the Separation Date and a pro-rated annual bonus in respect of 2022 to be paid in 2023 when annual bonuses are generally paid by the Company pursuant to the Company’s 2022 bonus plan.

The foregoing description of the terms of the CAO Employment Agreement and the Dunn Separation Agreement is not complete and is qualified in its entirety by reference to the full text of these agreements, which the Company intends to file as exhibits with its Quarterly Report for the period ended September 30, 2022.

Item 8.01. Other Events

On September 12, 2022, the Company issued a press release announcing the appointment of Mr. Taki and the departure of Mr. Dunn, as discussed above. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release Dated September 12, 2022

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ziff Davis, Inc. (Registrant)

Date:	September 12, 2022	By:	/s/ Jeremy Rossen
Jeremy Rossen Executive Vice President, General Counsel and Secretary